UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      May 10, 2006

EQUIFAX INC.

(Exact name of registrant as specified in its charter)

Georgia	001-6605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On May 10, 2006, Equifax Inc. (the “Company”) entered into a retirement agreement (the “Agreement”) with Ms. Karen H. Gaston, Corporate Vice President and Chief Administrative Officer of the Company, pursuant to which she will retire from the Company on June 1, 2006 (the “Retirement Date”).  The Agreement will be effective on May 17, 2006 (the “Effective Date”).

Among the terms of the Agreement, Ms. Gaston will receive (i) on the Retirement Date, a lump sum payment of $373,239, equal to one year’s base salary, less applicable tax withholdings and deductions; (ii) in early 2007, an Annual Incentive Plan cash bonus prorated for her 2006 service through the Retirement Date, consistent with the plan terms for retirees, less applicable tax withholdings; (iii) continuation of $3 million of life insurance coverage provided under the Company’s Executive Life and Supplemental Retirement Plan as applicable to retired officers; and (iv) through the end of 2007, continuation of up to $15,000 per year in financial planning and tax advisory assistance provided to executive officers of the Company, including a gross up for income taxes on such assistance.

In addition to any other retirement benefits to which Ms. Gaston is entitled under any Equifax benefit plans, upon her retirement 42,000 restricted stock units (“RSUs”) granted to Ms. Gaston in December 2004 will be treated as a termination of service by Ms. Gaston for “good reason” under the terms of the applicable award agreement and will vest in full (i.e., 14,000 RSUs, in addition to the 28,000 RSUs that are eligible to vest upon retirement).

In connection with the Agreement, the Company also entered into an Employee Confidentiality, Non-Solicitation and Assignment Agreement dated as of May 10, 2006, with Ms. Gaston pursuant to which she agreed to certain non-competition, nonsolicitation, nondisparagement and confidentiality restrictions and a general release of claims against the Company.

Item 1.02  Termination of a Material Definitive Agreement.

Upon the Effective Date, the Agreement will replace and supersede all prior agreements concerning Ms. Gaston’s employment relationship with the Company, including the Tier 1 Change of Control Agreement (the “CIC Agreement”) the Company entered into with Ms. Gaston on June 14, 2002 (the form of which was filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2004). As a result, the Company and Ms. Gaston will no longer be entitled to or be bound by the rights and obligations under the CIC Agreement, which sets forth the terms of Ms. Gaston’s severance benefits in case of an involuntary termination following a change of control (as described in the CIC Agreement) of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

	By:	/s/Kent E. Mast
	Name:	Kent E. Mast
	Title:	Corporate Vice President and
General Counsel

Date: May 15, 2006